Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 90 to Registration Statement No. 033-58846 on Form N-1A of our report dated December 21, 2017, relating to the financial statements of Lord Abbett Alpha Strategy Fund, Lord Abbett Fundamental Equity Fund, Lord Abbett Global Equity Research Fund (formerly known as “Lord Abbett Global Core Equity Fund”), Lord Abbett Growth Leaders Fund, Lord Abbett International Dividend Income Fund, Lord Abbett International Equity Fund, Lord Abbett International Opportunities Fund, Lord Abbett Value Opportunities Fund, Lord Abbett Micro Cap Growth Fund, and Lord Abbett Micro Cap Value Fund, each a series of Lord Abbett Securities Trust, appearing in the Annual Report on Form N-CSR of Lord Abbett Securities Trust for the year ended October 31, 2017, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

July 26, 2018